EXHIBIT 99.1
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                         FORM 3 JOINT FILER INFORMATION


Name:                      Knight Midco Inc.

Address:                   500 Dallas Street, Suite 1000
                           Houston, TX 77002



Name:                      Knight Holdco DE Inc.

Address:                   500 Dallas Street, Suite 1000
                           Houston, TX 77002